EXHIBIT 23

TRANSACTIONS

Except as previously disclosed in the Schedule 13D, as amended, the following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons or on behalf of the Reporting Persons, inclusive of any transactions effected through 4:00 p.m., New York City time, on August 2, 2018. Except as otherwise noted below, all such transactions were purchases of securities effected in the open market, are reported at the daily weighted average purchase price, and the table includes commissions paid in per share prices.

NAME OF REPORTING PERSON	DATE OF TRANSACTION	AMOUNT OF SECURITIES	PRICE PER SHARE
High River Limited Partnership	07/10/2018	700	$77.30
High River Limited Partnership	07/12/2018	200	74.56
High River Limited Partnership	07/13/2018	9,620	74.88
High River Limited Partnership	07/16/2018	120	73.65
High River Limited Partnership	07/17/2018	240	72.78
High River Limited Partnership	07/26/2018	20,000	74.59
High River Limited Partnership	07/27/2018	5,840	74.09
High River Limited Partnership	07/30/2018	12,076	74.21
High River Limited Partnership	07/31/2018	20,000	74.07
High River Limited Partnership	08/01/2018	40,255	73.86
Icahn Partners LP	07/10/2018	1,660	$77.30
Icahn Partners LP	07/12/2018	475	74.56
Icahn Partners LP	07/13/2018	22,817	74.88
Icahn Partners LP	07/16/2018	285	73.65
Icahn Partners LP	07/17/2018	568	72.78
Icahn Partners LP	07/26/2018	47,439	74.59
Icahn Partners LP	07/27/2018	13,853	74.09
Icahn Partners LP	07/30/2018	28,645	74.21
Icahn Partners LP	07/31/2018	47,438	74.07
Icahn Partners LP	08/01/2018	48,581	73.86
Icahn Partners Master Fund LP	07/10/2018	1,140	$77.30
Icahn Partners Master Fund LP	07/12/2018	325	74.56
Icahn Partners Master Fund LP	07/13/2018	15,662	74.88
Icahn Partners Master Fund LP	07/16/2018	195	73.65
Icahn Partners Master Fund LP	07/17/2018	392	72.78
Icahn Partners Master Fund LP	07/26/2018	32,561	74.59
Icahn Partners Master Fund LP	07/27/2018	9,507	74.09
Icahn Partners Master Fund LP	07/30/2018	19,661	74.21
Icahn Partners Master Fund LP	07/31/2018	32,562	74.07
Icahn Partners Master Fund LP	08/01/2018	112,441	73.86